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                                                                    EXHIBIT 23.2


                               ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 31, 1997 and January 26, 1996 included in CIPSCO Incorporated's Form 10-K for the years ended December 31, 1996 and 1995, respectively, and to all references to our Firm included in this Registration Statement.

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 26, 1997 included in the Form 11-K of the Central Illinois Public Service Company Master Long-Term Savings Trust, which includes the Central Illinois Public Service Company Employee Long-Term Savings Plan, Central Illinois Public Service Company Employee Long-Term Savings Plan - IUOE No. 148 and Central Illinois Public Service Company Employee Long- Term Savings Plan - IBEW No. 702 for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                             /s/ARTHUR ANDERSEN LLP
                                         -----------------------------------
                                               ARTHUR ANDERSEN LLP

Chicago, Illinois
December 30, 1997